Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Dynex Capital, Inc., a Virginia corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K/A”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2009	/s/ Thomas B. Akin
Thomas B. Akin
Principal Executive Officer

Date: March 31, 2009	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Principal Financial Officer